UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2023

ADAMIS PHARMACEUTICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11682 El Camino Real, Suite 300 San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 997-2400

(Former name or Former Address, if Changed Since Last Report.)

___________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ADMP	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03. Material Modifications of Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this report is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Adamis Pharmaceuticals Corporation (the “Company”) filed a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Restated Certificate of Incorporation (the “Restated Certificate”) with the Secretary of State of Delaware, effective 12:01 a.m. Eastern time, to effect a 1-for-70 reverse stock split of the outstanding shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) (the “Reverse Stock Split”). As previously reported in a Form 8-K filed by the Company on May 16, 2023, the Company held a special meeting of stockholders on May 15, 2023 (the “Special Meeting”), at which meeting the Company’s stockholders approved the amendment to the Company’s Restated Certificate to effect a reverse stock split of the Company’s common stock at a ratio in the range of 1-for-2 to 1-for-100, with such ratio to be determined by the Company’s Board of Directors (the “Board”). Following the Special Meeting, the Board determined to effect the Reverse Stock Split at a ratio of 1-for-70 and approved the corresponding final form of the Certificate of Amendment.

As a result of the Reverse Stock Split, every 70 shares of issued and outstanding Common Stock will be automatically combined into one issued and outstanding share of Common Stock, without any change in the par value per share. The Company will not issue any fractional shares in the Reverse Stock Split. In lieu of such fractional shares, any stockholder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split following the effective time of the Reverse Stock Split (after taking into account all fractional shares of Common Stock otherwise issuable to such stockholder), will be entitled to receive a cash payment (without interest) equal to the fair market value of the fraction to which such holder would otherwise be entitled multiplied by the fair market value of the Common Stock as determined by the Board of Directors. The number of authorized shares of Common Stock under the Certificate of Incorporation will remain unchanged at 200,000,000 shares.

Proportionate adjustments will be made to the per share exercise price and the number of shares of Common Stock that may be acquired upon exercise of outstanding stock options granted by the Company or outstanding warrants to purchase Common Stock previously issued by the Company, or upon vesting of outstanding restricted stock units. The number of shares reserved for issuance under the Company’s 2020 Equity Incentive Plan will be proportionately reduced in accordance with the terms of such plan.

The Common Stock will begin trading on a reverse stock split-adjusted basis on The Nasdaq Capital Market on May 22, 2023. The trading symbol for the Common Stock will remain “ADMP.” The new CUSIP number for the Common Stock following the Reverse Stock Split is 00547W 307.

On May 19, 2023, the Company issued a press release announcing the reverse stock split. A copy of the press release is filed as Exhibit 99.1 hereto.

For more information about the Reverse Stock Split, see the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 13, 2023 (the “Proxy Statement”), the relevant portions of which are incorporated herein by reference. The information set forth herein is qualified in its entirety by reference to the complete text of the Certificate of Amendment, a copy of which is filed with this report as Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Restated Certificate of Incorporation of Adamis Pharmaceuticals Corporation.
99.1	Press release dated May 19, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated: May 22, 2023	By:	/s/ David C. Benedicto
	Name:	David C. Benedicto
	Title:	Chief Financial Officer